                                  Exhibit 10.2

                         Deferred Compensation Agreement
               and Stock Sale Lock-Up Agreement (Calvin D. Cline)

DEFFERED COMPENSATION AGREEMENT


         This Agreement is entered into by and between Lone Star International Energy, Inc., hereinafter referred to as "Employer", and Calvin D. Cline, 220 Kelly Brook, Weatherford, TX 76086, hereinafter referred to as "Employee", to be effective as of April 7, 1997.

         WHEREAS, effective April 7, 1997, Employee commenced employment with Employer pursuant to an Employment Contract, the terms of which are incorporated herein by this reference; and,

         WHEREAS, the Parties agree that said Employment Contract provides for a compensation level for Employee in the amount of $250,000.00 per annum; and,

         WHEREAS, the Parties agree that Employer is unable to meet the full compensation level provided in the Employment Contract, and Employee acknowledges that this fact was know and accepted by Employee at the time said contract was negotiated and entered into; and,

         WHEREAS, the Parties wish to define the actual cash compensation that will be paid to Employee, and to provide the terms for the deferral of a portion of the compensation required under the Employment Contract.

         NOW THEREFORE, the Parties hereto agree as follows:

Employer agrees to pay and Employee agrees to accept as the cash portion of the compensation, the total of $82,819.47 annually, to be paid in eighteen (18) payments of $4,601.81 each. Said payments are to made in arrears, in accordance with Employer's normal and customary payroll periods of the 1st and 15th of each month, commencing in April 1997.

The balance of the compensation required under the Employment Contract, being a total of $167,180.53 shall be deferred by Employee, with the obligation of Employer being evidenced by a Note, the form and substance of which is attached hereto as Exhibit "A". The Note covering such deferred compensation shall be issued to Employee at the end of each calendar year, representing the total amount deferred during the Employer's annual accounting period.

It is understood by the Parties, that at such time, and in the event Employer is able to pay the total compensation required under the Employment Contract, the cash compensation may be increased in order to comply with such agreement. The Employee may, however, with the consent of Employer elect to continue the deferral of all or any portion of the required compensation, and to continue to accept a Note Payable by Employer as described herein.

This Agreement shall be deemed an addendum to the Employment Contract between the Parties, and shall be incorporated therein by this reference. This Agreement may also be amended from time to time to reflect increases in the cash portion of the compensation as may be agreed by the parties.

The laws of the State of Texas shall govern this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement to become effective as herein above first mentioned.

                                       EMPLOYER

                                       Lone Star International Energy, Inc.


                                       -----------------------------------------
                                       C. E. Justice, Chairman


                                            EMPLOYEE


                                            ------------------------------------
                                            Calvin D. Cline

                   ADDENDUM TO DEFERRED COMPENSATION AGREEMENT


         This Addendum is being entered into between Lone Star International Energy, Inc. ("Employer") and Calvin D. Cline ("Employee"), to be effective for all purposes as of January 1, 1998.

                                    RECITALS

         WHEREAS, the parties hereto entered into a Deferred Compensation Agreement effective as of April 7, 1997, whereby the Employee agreed to defer a portion of the compensation due pursuant to an Employment Contract with Employer; and,

         WHEREAS, the Deferred Compensation Agreement referenced herein covered the compensation period of 1997, and the Parties wish to amend the Agreement so as to provide for the deferred amounts for the 1998 compensation period of the Employment Contract.

         NOW THEREFORE, the Parties hereby agree as follows:

         1. Commencing January 1, 1998 and continuing on a month to month basis until further amended by mutual agreement of the parties, Employee agrees to accept a total of $8,333.34 per month payable in equal payments on the 1st and 15th of each month, and to defer the balance of $12,499.99 per month as required under the subject Employment Contract.

         2. As required by the referenced Deferred Compensation Agreement, the deferred compensation as stipulated in paragraph 1 shall be evidenced by a Note Payable with interest, to be executed by the Employer in favor of the Employee on a quarterly basis.

         3. All other terms and provisions of the subject Deferred Compensation Agreement shall remain in full force and effect.

         4. This Addendum shall be attached to and become a part of the Deferred Compensation Agreement upon execution by the Parties.

         IN WITNESS WHEREOF, the parties have executed this Addendum to become effective as of January 1, 1998.

Lone Star International Energy, Inc.                       Employee:


------------------------------                             ---------------------
C. E. Justice                                              Calvin D. Cline
Chairman, CEO

                          STOCK SALE LOCK-UP AGREEMENT


         This Agreement is entered into by and between Lone Star International Energy, Inc., 528 Grant Road, Mineral Wells, Texas 76067 (hereinafter referred to as "Lone Star"), and Calvin D. Cline, (hereinafter referred to as "Employee"), to be effective as hereinafter stipulated.

                                    RECITALS

         WHEREAS, Lone Star is the maker of certain Note(s) Payable to Employee, representing a portion of Employee's salary compensation that by prior agreement was deferred, with said deferred salary incurring interest also payable to Employee; and,


         WHEREAS, Lone Star is currently carrying the Note(s) Payable to Employee as a long term liability of the company reflected in its audited financial statements; and,

         WHEREAS, Lone Star desires to clear all or a portion of its long term debt as reflected in its audited financial statements, but is currently unable to meet the cash requirements necessary to pay the referenced Note(s) Payable; and,

         WHEREAS, Employee desires to assist Lone Star in eliminating portions of its long term debt, and is confident in the direction and development of the company to the extent Employee is willing to liquidate the Note(s) Payable for common stock rather than cash.

         NOW THEREFORE, in consideration of the benefits to be derived by the Parties hereto, it is agreed as follows:

         1. Lone Star agrees to issue to Employee the total of 653,006 shares of its common stock as full and complete satisfaction of the Note(s) Payable attached hereto as an Exhibit, and incorporated herein by this reference.


         2. Lone Star agrees to prepare and secure the registration of the common stock hereby issued through the utilization of an S-8 Registration as allowed under the Securities Exchange Act and the corresponding Rules and Regulations of the Securities Exchange Commission. Upon completion of said S-8 Registration, the shares of common stock will be free trading, with no further restrictions except as contained herein.

         3. Lone Star acknowledges that its has obtained the requisite Board of Directors approval to enter into this Agreement and to issue the subject shares of common stock and to register the same pursuant to an S-8 Registration.

         4. Employee agrees that upon receipt of the common stock in lieu of cash settlement of the Note(s) Payable, he will not attempt to liquidate the shares into the market except as follows:

                  a. Employee agrees to hold all shares received hereunder for a period of sixty (60) days from the date of issue.

                  b. After the initial 60 day holding period, an amount of such shares as may be necessary to satisfy cash requirements for any income tax liability that may be incurred as a result of this transaction.

                  c. After the initial 60 day holding period, not more than One Quarter (1/4) of the total amount of shares issued hereunder in any given calendar quarter after expiration of the holding period.

         5. Notwithstanding the foregoing, Employee agrees that prior to any proposed sale of the shares of common stock subject to this Agreement, either into the public market or through a private transaction, he will notify Lone Star of his intent to sell. Such notice to include the total number of shares proposed for sale together with the share price per share for the transaction. Upon receipt of the notice of intent to sell from Employee, Employee agrees to give Lone Star the option for 72 hours to match the terms of the proposed sale and redeem the subject shares for retirement by the company. After the expiration of the 72-hour option period, if Lone Star has not elected to match the sale terms, the Employee may either complete the proposed sale or retain the shares at his sole election.

         6. After the expiration of one year from the end of the 60 holding period referenced in paragraph 4 above, the Parties agree that all restrictions as to volume limits on the sale of the subject shares shall expire. Thereafter, Employee may dispose of all remaining shares at his sole discretion. Employee does however, confirm that the notice and option provisions described in paragraph 5 shall remain in effect for so long as Employee remains in the employment of Lone Star or one of its subsidiaries.

         7. The laws of the State of Texas shall govern this Agreement, and any disputes that may arise shall be submitted to arbitration with venue in Tarrant County, Texas. The Parties agree that any ruling made through the arbitration procedures in effect in Tarrant County, Texas shall be binding so as to resolve any matters in controversy.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the dates so indicated, to be effective for all purposes as of April 1, 1998.

                                            Lone Star International Energy, Inc.

                                            /s/ Richard Baker, President
                                            Date: April 22, 1998

                                            Employee:


                                            /s/ Calvin D. Cline
                                            Date: April 23, 1998

                                 PROMISSORY NOTE


WEATHERFORD, TEXAS                                         DECEMBER 31, 1997


         For value received, the undersigned, LONE STAR INTERNATIONAL ENERGY, INC., 200 Palo Pinto, Suite 108, Weatherford, Texas 76086, hereinafter referred to as "Maker", promises to pay Calvin D. Cline, hereinafter referred to as "Holder", the sum of One Hundred Sixty Seven Thousand, One Hundred and Eighty One Dollars ($167,181.00), in lawful and legal tender of the United States of America, payable as stated hereinbelow:

1. Payment is due and payable on or before December 30, 1998, unless extended by Holder. Any such extension to be evidenced in writing and executed by Holder.

2. This Promissory Note shall bear interest at the rate of Eight and One Quarter Percent (8 1/4%) per annum.

3. There shall be no prepayment penalty should Maker elect to discharge this note prior to maturity.

4. Holder has the exclusive option to elect to take (a) cash payment in full (b) restricted common stock of Maker in lieu of cash, or (c) a combination of cash and restricted common stock as satisfaction of this note. In the event Holder elects to take all or partial payment in restricted common stock of Maker, said stock shall be valued for purposes of this note, at fifty percent (50%) of the closing bid price for such shares, as quoted on the publicly traded market for which said shares are listed.

         IN WITNESS WHEREOF, the undersigned has executed this note to be effective as of the date first above written.

                                       Lone Star International Energy, Inc.


                                       /s/ Michael D. Herrington
                                       Chief Financial Officer

                                 PROMISSORY NOTE



MINERAL WELLS, TEXAS                                       MARCH 31, 1998



For value received, the undersigned, LONE STAR INTERNATIONAL ENERGY, INC., 528 Grant Road, Mineral Wells, Texas 76067, hereinafter referred to as "Maker", promises to pay Calvin D. Cline, hereinafter referred to as "Holder", the sum of Thirty Seven Thousand, Four Hundred and Ninety Nine Dollars and Ninety Eight Cents ($37,499.98), in lawful and legal tender of the United States of America, payable as stated hereinbelow:

1. Payment is due and payable on or before December 30, 1998, unless extended by holder. Any such extension to be evidenced in writing and executed by Holder.

2. This Promissory Note shall bear interest at the rate of Eight and One Quarter Percent (8 1/4%) per annum.

3. There shall be no prepayment penalty should Maker elect to discharge this note prior to maturity.

4. Holder has the exclusive option to elect to take (a) cash payment in full (b) restricted common stock of the Maker in lieu of cash, or (c) a combination of cash and restricted common stock as satisfaction of this note. In the event Holder elects to take all or partial payment in restricted common stock of Maker, said stock shall be valued for purposes of this note, at fifty percent (50%) of the closing bid price for such shares, as quoted on the publicly traded market for which said shares are listed.

         IN WITNESS WHEREOF, the undersigned has executed this note to be effective as of the date first above written.

                                       Lone Star International Energy, Inc.


                                       /s/ Michael D. Herrington
                                       Chief Financial Officer